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                                  PROMISSORY NOTE


$500,000.00                                                    September 4, 1996


     FOR VALUE RECEIVED, the undersigned, GOLDEN STATE VINTNERS, a California corporation (the "Borrower"), promises to pay to the order of VINTNERS INTERNATIONAL COMPANY, INC., a New York corporation, or its assignee, (the "Lender"), the principal sum of $500,000.00 (Five Hundred Thousand Dollars), with interest thereon at eight percent (8%) per annum, compounded monthly, upon the terms and conditions set forth herein. The principal and accrued interest shall be fully due and payable in a lump sum, in lawful money of the United States, twenty-four (24) months from the date of the execution of this Note. The Borrower shall have the right to prepay all of any part of the unpaid principal balance of this Promissory Note, together with all interest accrued through the date of the prepayment upon ten (10) days advance notice to Lender, and then in accordance with Section 2 hereof.

     1. Should an Event of Default (as defined herein) occur and be continuing, the whole sum of principal and interest shall become immediately due at the option of the Lender. If an action is instituted on this Note, the undersigned agrees to reimburse, indemnify and hold harmless the Lender from all costs and expenses of any kind, including attorneys' fees and costs, court costs, expert witness fees and all other such cost and expenses incurred by Lender in exercising its rights hereunder, as well as pay the whole sum of principal and interest. After an Event of Default, interest shall continue to accrue, compounded daily at 20% or the highest interest rate permitted by law, whichever is less.

     2. The payment of principal and interest to be made by the Borrower under this Note shall be made in immediately available funds, by wire transfer to an account at a commercial bank (which account shall be identified in a notice to the Borrower not later than three Business Days prior to the date of such payment), not later than 1:00 p.m New York time on the date on which such payment shall become due or on the noticed date of prepayment (such payment made after such time on such due date will be deemed to have been made on the next succeeding Business Day). All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. If the due date of any payment under this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.


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     3.   Upon the occurrence of an Event of Default, the Borrower shall within ten (10) days of such occurrence, provide to Lender all financial documents reasonably necessary to represent the current financial condition of the Borrower, including, but not limited to, balance sheets, profit and loss statements, and statements of changes in financial condition, for its most recent fiscal year, the prior fiscal year and the stub period preceding such occurrence. The President and Chief Financial Officer of Borrower shall represent that all financial statements and data are complete and correct in all material respects as of the date given, accurately present the financial condition of the Borrower, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered.

     4. No failure on the part of the Lender to exercise and no delay in exercise, and no course of dealing with respect to, any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege to the extent not prohibited by law. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     5. All notices and other communications in respect of this Note shall be given or made in writing and shall be personally delivered, or sent by registered, certified or express first-class mail, postage prepaid, or by telecopy or reputable overnight courier service, addressed as follows:

     If to Seller:       Vintners International Company, Inc.
                         116 Buffalo Street
                         Canandaigua, New York 14424
                         Attn:  Robert S. Sands, Vice President
                         Telecopier:  (716) 396-7675

     If to Buyer:        Golden State Vintners
                         60 East Sir Francis Drake Blvd., Suite 302
                         Larkspur, California 94939
                         Attn:  Jeffrey B. O'Neill President
                         Telecopier:  (415) 461-4497


     Each such notice or other communication given by mail shall be deemed to have been given when it is delivered by hand, deposited in the United States mail in the manner specified herein, deposited with a reputable overnight courier service or telecopied and the appropriate confirmation of transmission is received. Either party may change its address or telecopier number for the purpose hereof by giving notice in accordance with this provision.

     6. As used in this Note, the following terms shall have the following respective meanings:

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     "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City.

     "EVENT OF DEFAULT" means the occurrence of any one of the following events:

          (a) the Borrower shall default in the payment of any amount owing under this Note and such default shall not be cured within five (5) days following written notice from Lender;

          (b) the Borrower shall default in the performance of any of its other obligations under this Note and such default shall not be cured within fifteen
(15) days following written notice from Lender;

          (c) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

          (d) if any judgment in excess of 10% of Borrower's net worth (assets minus liabilities) against the Borrower shall remain unpaid in whole or in part for five (5) or more days after the entry thereof.

          (e) Upon the dissolution, liquidation, merger, consolidation or sale or transfer not in the ordinary course of business of a major portion of the assets of the Borrower, unless the successor or surviving or resulting entity

               (i) shall be organized under the laws of the United States, a state thereof or the District of Columbia;

               (ii) shall assume all of the obligations of the Borrower under this Note prior to the consummation of such transaction;

               (iii) shall furnish the Lender with an opinion of counsel satisfactory to the Lender as to the validity of its action referred to in (ii) above; and

               (iv) shall furnish the Lender with an opinion of the regularly retained certified public accountant of the Borrower, that the net worth of the successor or surviving or resulting entity immediately after the consummation of the transaction equals or exceeds that of the Borrower immediately prior thereto.

          (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency,

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reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; and

          (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of (60) or more days; or an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code and such order remains undismissed or unstayed for a period of sixty (60) or more days.

     7. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE BORROWER AND THE LENDER, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. WITH THE EXCEPTION OF AN ACTION TO ENFORCE A JUDGMENT AGAINST BORROWER, BOTH PARTIES HEREBY AGREE AND CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE U.S. FEDERAL DISTRICT COURT FOR THE WESTERN DISTRICT OF NEW YORK, ROCHESTER, NY OR, AT LENDERS OPTION, THE NEW YORK STATE SUPREME COURT, LOCATED IN ROCHESTER, NEW YORK, FOR ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS NOTE.

                                   GOLDEN STATE VINTNERS
                                   a California Corporation,



                                   By:
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                                   Its:
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